Exhibit 23.2

AUDITOR’S CONSENT

We consent to the incorporation by reference into the Registration Statements on Form S-8 of Bunker Hill Mining Corp. (the “Company”) (File Nos. 333-275339 and 333-275340) and Registration Statement on Form S-3 of the Company, as amended (File No. 333-296996), of our auditor’s report dated September 9, 2026, with respect to the consolidated statements of financial position of Summa Silver Corp. (the “Company”) as of August 31, 2024 and 2023, the related consolidated statements of loss and comprehensive loss, cash flows and changes in shareholders’ equity for each of the two years in the period ended August 31, 2024, and the related notes, as filed with the United States Securities and Exchange Commission in this Current Report on Form 8-K of the Company.

We also consent to the reference to our firm under the heading “Experts” in Item 8.01 of this Current Report on Form 8-K and under the heading “Experts” in the Company’s Registration Statement on Form S-3, as amended (File No. 333-296996).

/s/ DMCL LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

September 21, 2026